UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014 (April 22, 2014)

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Background

On December 13, 2013, Simon Property Group, Inc. (the “Company”) announced a plan to effectuate the separation of our interests in 98 properties comprised of substantially all of our strip center business and our smaller enclosed malls (the “Separation”) into an independent, publicly traded REIT (“Washington Prime Group Inc.”, or “WPG”).

The Separation is expected to be effectuated through a pro rata special distribution of all of the outstanding common shares of WPG to holders of the Company’s common stock as of the distribution record date, and is intended to qualify as a tax-free distribution for U.S. federal income tax purposes (the “Distribution”).  At the time of the Separation, WPG will own approximately 84% of the outstanding units of partnership interest of its operating partnership subsidiary, Washington Prime Group, L.P. (“WPG L.P.”), which is equal to the percentage of outstanding units of partnership interest that the Company owns in Simon Property Group, L.P. (“SPG L.P.”), with the remaining units of WPG, L.P. distributed to the limited partners of SPG L.P. (“SPG L.P. Distribution”), except as described below with respect to LTIP holders who have waived their rights to receive the SPG L.P. Distribution from SPG L.P.

We expect the Separation will become effective in the second quarter of 2014 and it is intended to be effectuated pursuant to a proposed Separation and Distribution Agreement to be executed, by and between the Company, SPG L.P., WPG and WPG L.P., as may be amended from time to time (the “Separation Agreement”).  The Separation is subject to certain conditions, including: the execution of the Separation Agreement, declaration by the U.S. Securities and Exchange Commission that WPG’s registration statement on Form 10 is effective, approval of WPG’s listing application by the New York Stock Exchange, customary third party consents, and the formal approval and declaration of the distribution by the Company’s Board of Directors (the “Board”). The Company may, at any time and for any reason until the Separation is complete, abandon, modify or change its terms.

Voluntary Waivers Executed by the Company’s Chief Executive Officer and other Executives

By a letter agreement dated April 18, 2014, signed by our Chief Executive Officer, David Simon on April 22, 2014, voluntarily waived the right to receive the SPG L.P. Distribution with respect to all of the Unvested Units (as that term is defined) in the Series CEO LTIP Unit Award Agreement, as amended and restated effective as of December 31, 2013.

In addition, by letter agreements dated April 18, 2014, signed by our Chief Executive Officer, David Simon, the other Named Executive Officers as designated in the Company’s 2014 Proxy Statement filed on April 10, 2014 (Stephen E. Sterrett, Richard S. Sokolov. James M. Barkley, and David J. Contis) and five (5) other senior executives (the ten executives are collectively, the “Executives”).  On April 22, 2014, each Executive voluntarily waived the right to receive SPG L.P. Distribution in respect of an aggregate of 1,488,507 unearned LTIP Units that were granted pursuant to the Simon Property Group, L.P. 1998 Stock Incentive Plan as in effect from time to time (the “Plan”), and related award agreements and Certificates of Designations.

The waivers have the effect of benefiting the Company and the other non-waiving partners of SPG L.P.  Pursuant to the waivers, the Executives have agreed that their unearned LTIP Units will not share in the SPG L.P Distribution and that the Executives will not receive additional LTIP Units in consideration for waiving any right of their unearned LTIP Units to share in any such distribution.  In addition, each Executive has agreed that the one-to-one correspondence between the LTIP Units and SPG L.P. limited partnership units will not be affected notwithstanding that WPG L.P. partnership interests were not distributed (on account of the waiver) with respect to the unearned LTIP Units. For these purposes “unearned” means the applicable LTIP performance goals have not been achieved (without regard to whether any additional service-based vesting conditions have been satisfied).

Nothing in connection with the waivers shall prevent the Compensation Committee of the Board from making equitable amendments or adjustments, on account of the Separation and the SPG L.P. Distribution to the FFO targets (which for the avoidance of doubt is expected to be decreased to give effect to the spin-off) or adjust the financial criteria or other terms and conditions, other performance targets (including TSR),  applicable to the LTIP Units as contemplated by the Plan and the applicable underlying LTIP Award Agreements.

This summary of the waiver is not intended to be complete and is qualified in its entirety by the text of the waivers, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Simon Property Group Amended and Restated Series 2012 LTIP Unit Award Agreement

10.2	Form of Simon Property Group Executive Officer LTIP Waiver

10.3	Simon Property Group CEO LTIP Unit Adjustment Waiver

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2014

SIMON PROPERTY GROUP, INC.

By:	/s/ James M. Barkley
James M. Barkley
General Counsel and Secretary